Exhibit 10.5

ENVIRONMENTAL INDEMNITY AGREEMENT

ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as of the 18th day of July, 2017 by IONIS GAZELLE, LLC a Delaware limited liability company, having an office at 2855 Gazelle Court, Carlsbad, California 92010 (“Borrower”), and IONIS PHARMACEUTICALS, INC., a Delaware corporation, having an office at 2855 Gazelle Court, Carlsbad, California 92010 (“Guarantor”, and together with Borrower, “Indemnitor”), in favor of UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019 (“Indemnitee”) and other Indemnified Parties (defined below).

RECITALS:

A.          Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $51,350,000.00 pursuant to the terms and conditions of a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

B.          Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

C.          Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.           Environmental Representations And Warranties.  Except as otherwise previously disclosed by Indemnitor to Indemnitee in writing or specifically described in that certain Phase I environmental report (or Phase II environmental report, if required) in respect of the Property delivered to Indemnitee (referred to below as the “Environmental Report”), a copy of which has been provided to Indemnitee, (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully and specifically described to Indemnitee in writing pursuant to the Environmental Report or otherwise previously disclosed to Indemnitee in writing; (b) there are no past, present or, to the best of Indemnitor’s knowledge, after due inquiry, threatened Releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) to the best of Indemnitor’s knowledge, after due inquiry, there is no threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property in violation of any Environmental Law which would require Remediation (as defined below) in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including, but not limited to a Governmental Authority having jurisdiction over Indemnitor or the Property) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings relating to Hazardous Substances or Remediation thereof at the Property; and (f) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information and documentation in Indemnitor’s possession or control relating to environmental conditions in, on, under or from the Property that is known to Indemnitor, including but not limited to any reports, correspondence, claims, notices of violation or other information and documentation relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

2.           Environmental Covenants.  Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto in all material respects; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property in violation of any Environmental Law or any permits issued pursuant thereto (to the extent such permits are required pursuant to applicable Environmental Laws); (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required pursuant to applicable Environmental Laws); (d) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (f) if (i) an Event of Default shall have occurred and is then continuing, or (ii) Lender reasonably suspects that any Release or Losses have occurred, then Indemnitor shall, at its sole cost and expense, perform any reasonable environmental site assessment or other investigation of environmental conditions in connection with the Property, by an environmental consultant reasonably approved by Lender pursuant to any reasonable written request of Indemnitee (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, (i)  effectuate Remediation of any condition in violation of any Environmental Laws (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property in full compliance of Environmental Laws or reasonably required by Indemnitee to protect its security interest in the Property and based upon recommendations and observations of an independent  environmental consultant reasonably approved by Lender; (ii) comply with any Environmental Law; (iii) ) comply with any directive from any Governmental Authority having jurisdiction over Indemnitor or the Property; (h) Indemnitor shall not do or allow any tenant or other user of the Property to do any act in violation of any Environmental Laws or that materially impairs the value of the Property; and (i) Indemnitor shall immediately notify Indemnitee in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property of which Indemnitor becomes aware, other than those used by tenants under leases at the Property in the ordinary course of their businesses and in compliance with Environmental Laws; (B) any non-compliance with any Environmental Laws related in any way to the Property of which Indemnitor becomes aware; (C) any Environmental Lien of which Indemnitor becomes aware; (D) any required Remediation of environmental conditions relating to the Property of which Indemnitor becomes aware; and (E) any written notice or other communication in writing of which any Indemnitor becomes aware from any reliable source (including, but not limited to, a Governmental Authority having jurisdiction over Indemnitor or the Property) relating in any way to Hazardous Substances or Remediation thereof, other environmental conditions in connection with the Property, or any administrative or judicial proceedings in connection with anything referred to in this Agreement.

3.           Indemnified Rights/Cooperation and Access.  If the Indemnified Parties have a reasonable basis to believe that any Hazardous Substances exists on the Property in violation of any Environmental Laws that, in the sole and reasonable judgment of the Indemnified Parties, endangers or may potentially endanger any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, at Indemnified Parties’ option, upon reasonable advance notice to Indemnitor, Indemnitor shall, at Indemnitor’s expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties to protect its security interest in the Property) and take any samples of soil, groundwater or other water, air or building materials, or any other testing requested by Indemnitee and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, in the event Indemnitor fails to conduct an environmental assessment or audit as required hereunder or fails to promptly deliver the results of such environmental assessment or audit to the Indemnified Parties, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property during the normal business hours of Indemnitor upon reasonable advance notice to Indemnitor, to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties to protect its security interest in the Property) and taking samples of soil, groundwater or other water, air or building materials, and reasonably conducting other invasive testing if a prudent institutional lender would reasonably require such invasive testing, provided that Indemnified Parties and their agents and representatives restore the Property to its condition prior to any such entry and indemnify Indemnitor for any damage caused thereby.  Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.  The parties to this Agreement acknowledge and agree that in no event shall any action by any Indemnitee hereunder be deemed or construed as participation on the part of such Indemnitee in the management of the Property.

4.           Indemnification.  Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties, in each case, directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority (having jurisdiction over Indemnitor or the Property) in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to, costs to investigate, assess and restore such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, property damage or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property, in each case, to the extent such liability results from any presence or Release of any Hazardous Substances in, on, above, or under the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.  Notwithstanding the foregoing, Indemnitor shall not have any indemnification obligations or liabilities to Indemnified Parties under this Section 4 with respect to any Losses that are due solely to Indemnitee’s or any other Indemnified Party’s willful misconduct or gross negligence as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.

5.           Duty to Defend and Attorneys and Other Fees and Expenses.  Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties.  Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld or delayed.  Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:“Environmental Law” means any present and future federal, state, local and tribal laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment.  “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

The term “Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, microbial matter, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, biological or chemical agents, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Loss” or “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards arising from Hazardous Substances.

The term “Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into or upon land, surface water, groundwater, atmosphere or any indoor environment.

The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

7.           Unimpaired Liability.   The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property.  In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement,  the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

8.           Enforcement.  Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder.  This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion.  It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement.  Notwithstanding any provision of the Loan Agreement (including, without limitation, Section 11.22 thereof) the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9.           Survival.  The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument; provided, however, that if Indemnitor shall deliver to the Indemnified Parties, following the full repayment of the Obligations, a Phase I environmental assessment which concludes that there is no evidence that the Property contains any Hazardous Substances in violation of any Environmental Law and the Property is not subject to any significant risk of contamination from any off site Hazardous Substances in violation of the representations, warranties, and covenants set forth in this Agreement, such obligations and liabilities shall only survive for a period of three (3) years following the full repayment of the Obligations.  Furthermore, notwithstanding anything contained in this Agreement to the contrary, the obligations and liabilities of Indemnitor under this Agreement shall not apply to the introduction and initial release of Hazardous Substances on the Property from and after the date that the Lender acquires title and has assumed possession and control of the Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and Indemnitor shall bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the Indemnitor, its agents or Affiliates  in, on, under or near the Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to the Transfer Date.

10.         Interest.  Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) Business Days of such demand therefor, shall bear interest at the Default Rate.

11.         Waivers.  (a)  Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any Legal Action brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose.  Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b)          INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

12.         Subrogation.  Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost.  Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

13.         Indemnitor’s Representations and Warranties.  Indemnitor represents and warrants that:

(a)         it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b)         its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

(c)         there is no action, suit, proceeding or investigation pending or, to the best of Indemnitor’s knowledge, threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)         it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)          no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)          this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

14.         No Waiver.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.         Notice of Legal Actions.  Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement.  Such notice shall comply with the provisions of Section 19 hereof.

16.         Examination of Books and Records.  Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by Indemnitor where the books and records are located during normal business hours of Indemnitor upon reasonable advance written notice.  Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers.  In addition, at reasonable times and upon reasonable advance notice, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Indemnitor where the books and records are located.

17.         Transfer of Loan.  (a) Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Security Instrument, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”).  Indemnitee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable in connection with such Securities.  Indemnitor and any guarantor agree to cooperate with Indemnitee in connection with any transfer made or any Securities created as described in this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and such other documents as may be reasonably requested by Indemnitee.  In connection with such Securities, Indemnitor shall also furnish, and Indemnitor and any guarantor hereby consent to Indemnitee furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of the Indemnitor and any guarantor and any and all information concerning the Property and the Leases as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest, in each case, in connection with such Securities.

(b)         Upon any transfer or proposed transfer contemplated above and by Section 9.1 of the Loan Agreement, at Indemnitee’s request, Indemnitor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Indemnitee, such Investor or prospective Investor may require.

18.         Taxes.  Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19.         Notices.  All notices or other written communications hereunder shall be made in accordance with Section 11.6 of the Loan Agreement.

20.         Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21.         No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.         Headings, Etc.  The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

23.         Number and Gender/Successors and Assigns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee.  Each reference herein to Indemnitee shall be deemed to include its successors and assigns.  This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

24.         Release of Liability.  Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

25.         Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

26.         Inapplicable Provisions.  If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

27.         Governing Law.  A.  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE OF THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO TITLE 14, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

B.          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO TITLE 14 SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

C T Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

28.         Miscellaneous.  (a)  Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)         Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

(c)         Joint and Several Liability.  If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

29.         State Specific Provisions.

(a)         In the event of any inconsistencies between the terms and conditions of this Section 29 and the other terms and conditions of this Agreement, the terms and conditions of Section 29 shall control and be binding.

(b)         Waivers.  In connection with the enforcement of Indemnitor’s obligations under this Agreement, Indemnitor hereby waives:

(i)          an election of remedies by any Indemnified Party, even though that election of remedies, such as a non judicial foreclosure with respect to any security for the Loan (whether such security is real property or personal property), for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise,

(ii)         any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, or

(iii)        without limiting the generality of the foregoing, Indemnitor hereby expressly waives any and all benefits which might otherwise be available to Indemnitor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726 in connection with the enforcement of Indemnitor’s obligations under this Agreement.

(c)         Loan Amount No Limitation.  The amount of Indemnitor’s liability under this Agreement is unrelated to, and independent of, the amount of any loss that Indemnitee may suffer by reason of the failure of the Loan to be repaid in full, and shall not be determined by reference to the amount of any Loan loss.  No amount paid to any Indemnified Party pursuant to this Agreement shall be considered to be paid on account of the Loan or any deficiency or loss suffered by Indemnitee by reason of the failure of the Loan to be repaid in full.  The enforcement of this Agreement by any Indemnified Party shall not be construed as an indirect attempt to recover any such Loan loss.  Indemnitor acknowledges that Indemnitor may have liability under this Agreement even if the Loan is repaid in full by reason of a full credit bid at any foreclosure sale under the Security Instrument, and that the amount of Indemnitor’s liability hereunder could exceed the entire amount paid by Indemnitor for the Property.

(d)         Legal Effect of Agreement.  Indemnitor and Indemnitee agree that: (i) this Agreement is intended as Indemnitee’s written request for information (and Indemnitor’s response) concerning the environmental condition of the real Property security as required by California Code of Civil Procedure Section 726.5; and (ii) each provision in this Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real Property security is intended by Indemnitee and Indemnitor to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736, and as such it is expressly understood that Indemnitor’s duty to indemnify Indemnitee hereunder shall survive: (i) any judicial or non judicial foreclosure under the Security Instrument, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Security Instrument; and (iii) the satisfaction of all of Indemnitor’s obligations under the Note, the Security Instrument, the Loan Agreement and the other Loan Documents.

(e)         Inspection Rights.  Subject to Paragraph 3 of this Agreement, Indemnitee shall have the right to enter and inspect the Property for any Hazardous Substances pursuant to California Civil Code Section 2929.5, to obtain a court order to enforce that right, and to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce Indemnitee’s right to enter and inspect the Property.

(f)          Remedies.  Upon any breach of this Agreement (after the expiration of any applicable notice and cure periods), Indemnitee shall have the right to commence and maintain an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all reasonable costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other reasonable out-of-pocket costs or expenses actually incurred or advanced by Indemnitee (collectively, the “Environmental Costs”) relating to the cleanup, remediation or other response action required by any Environmental Laws or which Indemnitee believes reasonably necessary to protect the Property.

Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and Indemnitor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by the Security Instrument; provided, however, the aforementioned personal liability of Indemnitor shall not be deemed to include the owners of equity interests in Indemnitor or any employees or agents of Indemnitor.

(g)         Remedies Upon Environmental Impairment.  Upon the occurrence and continuance of any Event of Default under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, in addition to any other remedies provided therein and applicable law, the Indemmitee shall have the right to waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such Property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Indemnitor and all of Indemnitor’s assets and property for the recovery of any deficiency, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between Indemnitee and Indemnitor, for purposes of California Code of Civil Procedure Section 726.5, Indemnitor shall have the burden of proving that Indemnitor or any related party (or any affiliate or agent of Indemnitor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substance. Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, all judgments and awards entered against Indemnitor under this Section and California Code of Civil Procedure Section 726.5 shall be exceptions to any non-recourse or exculpatory provisions of the Note or Loan Agreement, and Indemnitor shall be fully and personally liable for all such judgments and awards entered against Indemnitor.

(h)         California Code Sections.  This Agreement is intended to be cumulative of any rights of Indemnitee under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. Indemnitor hereby agrees that, to the extent permitted by applicable Legal Requirements, its liability hereunder shall not be affected by any restrictions or limitations which such statutes may contain.

(i)          Survival.  The indemnity in this Agreement is intended to be operable under 42 U.S.C. 9607(e)(1), and any successor section thereof, and shall survive the foreclosure, release or reconveyance of the Security Instrument, whether by payment of the Loan or any deed-in-lieu of foreclosure of the Property and shall thereafter only terminate as expressly and specifically provided herein.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

Ionis Gazelle, LLC

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer

Ionis Pharmaceuticals, Inc.

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer